UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 16, 2011

American Standard Energy Corp.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-132948	20-2791397
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, AZ 85251
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(480) 371-1929
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On March 16, 2011, the Board of Directors of American Standard Energy Corp. (the “Company”) announced the election of James R. Leeton, Jr. to the Board of Directors of the Company (the “Board”) with immediate effect.

Mr. Leeton adds to the Company many years of legal service specifically in oil and gas and related fields.  Mr. Leeton will provide industry related guidance to the Board as well as senior management in setting and achieving the Company’s growth strategies in the energy industry.

Mr. Leeton, Age 59, a Partner at Bullock, Scott, PC, a Midland, TX based law firm, focuses his private practice on oil and gas, banking and business law. Prior to joining Bullock Scott in 2005, Mr. Leeton has been a Partner at several law firms with an emphasis of practice in oil and gas related industries: Morgan & Leeton, PC (1988-2005), James R. Leeton, Jr. Attorney at Law (1985-1988), and Leeton & Leeton, PC (1978-1985).  Mr. Leeton was also employed as a Landman for Exxon Corporation from 1977-1978.

Mr. Leeton earned a Bachelor of Arts Degree from University of Texas, Austin and his Doctor of Jurisprudence from Texas Tech University, Lubbock.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Leeton.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is no employment agreement between the Company and any of it directors.

Item 9.01 Financial Statement and Exhibits

(d)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

American Standard Energy Corp.

Date: March 21, 2011	By:	/s/ Scott Feldhacker
Name: Scott Feldhacker
Title: Chief Executive Officer